Exhibit 10.27

DRIVEN INVESTOR LLC

INCENTIVE EQUITY PLAN

DRIVEN INVESTOR LLC

INCENTIVE EQUITY PLAN

ARTICLE 1 PURPOSE		- 1 -

1.1	General	- 1 -

ARTICLE 2 DEFINITIONS		- 1 -

2.1	Definitions	- 1 -

ARTICLE 3 EFFECTIVE TERM OF PLAN		- 3 -

3.1	Effective Date	- 3 -

3.2	Termination of Plan	- 3 -

ARTICLE 4 ADMINISTRATION		- 3 -

4.1	Administrator	- 3 -

4.2	Action and Interpretations by the Administrator	- 4 -

4.3	Authority of Administrator	- 4 -

ARTICLE 5 UNITS SUBJECT TO THE PLAN		- 5 -

5.1	Number of Class B Units	- 5 -

ARTICLE 6 ELIGIBILITY		- 5 -

6.1	General	- 5 -

ARTICLE 7 PROVISIONS APPLICABLE TO AWARDS		- 5 -

7.1	Grant of Awards	- 5 -

7.2	Issuance and Restrictions	- 5 -

7.3	Acceleration of Vesting	- 5 -

7.4	Forfeiture Events	- 5 -

ARTICLE 8 CHANGES IN CAPITAL STRUCTURE		- 6 -

8.1	General	- 6 -

8.2	Certain Transactions	- 6 -

ARTICLE 9 AMENDMENT, MODIFICATION AND TERMINATION		- 6 -

9.1	Amendment, Modification and Termination	- 6 -

9.2	Awards Previously Granted	- 6 -

ARTICLE 10 GENERAL PROVISIONS		- 7 -

10.1	Rights of Participants	- 7 -

10.2	Withholding	- 7 -

10.3	Special Provisions Related to the Code	- 7 -

10.4	Relationship to Other Benefits	- 8 -

10.5	Expenses	- 8 -

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10.6	Titles and Headings	- 8 -

10.7	Gender and Number	- 8 -

10.8	Government and Other Regulations	- 8 -

10.9	Governing Law	- 9 -

10.10	Severability	- 9 -

10.11	No Limitations on Rights of Company	- 9 -

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DRIVEN INVESTOR LLC

INCENTIVE EQUITY PLAN

ARTICLE 1

PURPOSE

1.1 GENERAL. The purpose of the DRIVEN INVESTOR LLC Incentive Equity Plan (the “Plan”) is to promote the success, and enhance the value, of Driven Investor LLC (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Subsidiary (as defined below) to those of Company members and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Subsidiaries.

ARTICLE 2

DEFINITIONS

2.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases have the following meanings:

(a) “Administrator” means the Board, committee of the Board, or person(s) appointed by the Board to administer the Plan, as described in Article 4.

(b) “Award” means an award of Class B Units granted to a Participant under the Plan.

(c) “Award Agreement” means a written document, in such form as the Administrator prescribes from time to time, setting forth the terms and conditions of an Award. Award Agreements may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Administrator may provide for the use of electronic or other non-paper Award Agreements, and the use of electronic or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Board” means the board of managers of the Company.

(e) “Cause” as a reason for a Participant’s termination of employment has the meaning assigned such term in the applicable Award Agreement.

(f) “Class B Units” means the Company’s Class B Common Units. If there has been an adjustment or substitution pursuant to Article 8, the term “Class B Units” shall also include any units or other securities that are substituted for the Class B Common Units or into which the Class B Common Units are adjusted pursuant to Article 8.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(h) “Company” means Driven Investor LLC, a Delaware limited liability company, or any successor corporation.

(i) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Subsidiary, as applicable. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and a Subsidiary or between Subsidiaries, or (ii) in the discretion of the Administrator as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Subsidiary, or (iii) any leave of absence authorized in writing by the Company prior to its commencement. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Administrator at its discretion, and any determination by the Administrator shall be final and conclusive.

(j) “Effective Date” has the meaning assigned such term in Section 3.1.

(k) “Eligible Participant” means an employee (including a leased employee), officer, consultant or director of the Company or any Subsidiary.

(l) “Grant Date” of an Award means the first date on which all necessary action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be a provided to the grantee within a reasonable time after the Grant Date.

(m) “LLC Agreement” means the Limited Liability Company Agreement, dated as of April 17, 2015, made by and among the Company and its members.

(n) “Participant” means an Eligible Participant who has been granted an Award under the Plan, or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable law and court supervision.

(o) “Participation Threshold” has the meaning set forth in the LLC Agreement.

(p) “Plan” means this Driven Investor LLC Incentive Equity Plan, as amended from time to time.

(q) “Pro Rata Share” has the meaning set forth in the LLC Agreement.

(r) “Public Offering” has the meaning set forth in the LLC Agreement.

(s) “Sale Transaction” has the meaning set forth in the LLC Agreement.

(t) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(u) “1933 Act” means the Securities Act of 1933, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1 EFFECTIVE DATE. The Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).

3.2 TERMINATION OF PLAN. The Plan may be terminated as provided herein. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

ARTICLE 4

ADMINISTRATION

4.1 ADMINISTRATOR. The Plan shall be administered by the Board (or a committee of the Board), or, at the discretion of the Board, by another Administrator appointed by the Board for that purpose. If the Plan is not being administered by the Board (or a committee of the Board), the Administrator appointed by the Board may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself, or to a committee of the Board, any or all of the authority and responsibility of the Administrator under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board or a committee of the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Administrator hereunder, and any reference herein to the Administrator (other than in this Section 4.1) shall include the Board and any such appointed committee. To the extent any action of the Board or a committee of the Board under the Plan conflicts with actions taken by the Administrator, the actions of the Board or such appointed committee shall control.

4.2 ACTION AND INTERPRETATIONS BY THE ADMINISTRATOR. For purposes of administering the Plan, the Administrator may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Administrator may deem appropriate. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Administrator’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

4.3 AUTHORITY OF ADMINISTRATOR. Except as provided in Section 4.1 hereof, the Administrator has the exclusive power, authority and discretion to:

(a) grant Awards;

(b) designate Participants;

(c) determine the number of Awards to be granted to each Participant;

(d) determine the terms and conditions of any Award granted under the Plan;

(e) prescribe the form of each Award Agreement, which need not be identical for each Participant;

(f) decide all other matters that must be determined in connection with an Award;

(g) establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(h) make all other decisions and determinations that may be required under the Plan or as the Administrator deems necessary or advisable to administer the Plan;

(i) amend the Plan or any Award Agreement as provided herein; and

(j) adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Subsidiary may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

ARTICLE 5

UNITS SUBJECT TO THE PLAN

5.1 NUMBER OF CLASS B UNITS. Subject to adjustment as provided in Article 8, the aggregate number of Class B Units reserved and available for issuance pursuant to Awards granted under the Plan shall be that number of Class B Units set forth in the LLC Agreement. Class B Units covered by an Award shall be subtracted from the Plan reserve as of the Grant Date, but to the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Class B Units originally subject to the Award will be added back to the Plan reserve and again be available for issuance pursuant to Awards granted under the Plan.

ARTICLE 6

ELIGIBILITY

6.1 GENERAL. Awards may be granted only to Eligible Participants.

ARTICLE 7

PROVISIONS APPLICABLE TO AWARDS

7.1 GRANT OF AWARDS. The Administrator is authorized to make Awards to Participants in such amounts and subject to such terms and conditions as may be selected by the Administrator. An Award shall be evidenced by an Award Agreement setting forth the terms, conditions, and restrictions applicable to the Award.

7.2 ISSUANCE AND RESTRICTIONS. Awards shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose and as set forth in the LLC Agreement. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

7.3 ACCELERATION OF VESTING. The Administrator may in its sole discretion at any time determine that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Administrator may, in its sole discretion, declare. The Administrator need not be consistent among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 7.3.

7.4 FORFEITURE EVENTS. The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for Cause, (ii) violation of material Company or Subsidiary policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Subsidiary, (v) failure of the Participant to deliver a general release in favor of the Company and its affiliates, in form acceptable to the Company, or (vi) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

ARTICLE 8

CHANGES IN CAPITAL STRUCTURE

8.1 GENERAL. In the event the Class B Units shall be changed into or exchanged for a different number or class of units, interests, shares of stock or other securities of the Company or of another company, whether through reorganization, recapitalization, statutory share exchange, reclassification, stock split, combination of shares, merger or consolidation, or otherwise, the authorization limits under Section 5.1 shall be adjusted proportionately, and the Administrator shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Administrator may include: (i) adjustment of the number and kind of securities that may be delivered under the Plan; (ii) adjustment of the number and kind of securities subject to outstanding Awards; (iii) adjustment of the Participation Thresholds of outstanding Awards; and (iv) any other adjustments that the Administrator determines to be equitable. Any adjustments made pursuant to this Article 8 shall be subject to the provisions of Section 9.2 and shall comply with the terms of the LLC Agreement.

8.2 CERTAIN TRANSACTIONS. In connection with any restructuring, merger, refinancing, conversion, Sale Transaction, Public Offering or other strategic transaction, as provided in the LLC Agreement, the Administrator may terminate and cancel, without any payment or other consideration with respect thereto, any Unit subject to an Award if such Unit, immediately prior to the consummation of such transaction(s) has a Pro Rata Share equal to zero.

ARTICLE 9

AMENDMENT, MODIFICATION AND TERMINATION

9.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Administrator may, at any time and from time to time, amend, modify or terminate the Plan without approval of the Company’s members, except as otherwise required under the LLC Agreement.

9.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby, except as otherwise permitted under the LLC Agreement.

ARTICLE 10

GENERAL PROVISIONS

10.1 RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Subsidiaries nor the Administrator is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Administrator selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Agreement or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or status as an officer, or any Participant’s service as a manager or director, at any time, nor confer upon any Participant any right to continue as an employee, officer, manager or director of the Company or any Subsidiary, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Article 9, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Administrator without giving rise to any liability on the part of the Company or an of its Subsidiaries.

10.2 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Subsidiary, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, vesting, repurchase, or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Subsidiary will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

10.3 SPECIAL PROVISIONS RELATED TO THE CODE. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Subsidiaries nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award. This Plan is not intended to be subject to ERISA.

10.4 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to approval of the Company’s members if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

10.5 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

10.6 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

10.7 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

10.8 GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Class B Units pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Class B Units, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Class B Units to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Administrator shall determine that the registration, listing or qualification of the Class B Units covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the receipt of Class B Units thereunder, no Class B Units may be delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Administrator. Any Participant receiving Class B Units pursuant to an Award shall make such representations and agreements and furnish such information as the Administrator may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Class B Units under the Plan prior to the Administrator’s determination that all related requirements have been fulfilled. Except as may be provided in the LLC Agreement, the Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

10.9 GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

10.10 SEVERABILITY. If any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

10.11 NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. If the Administrator so directs, the Company may issue or transfer Class B Units to a Subsidiary, for such lawful consideration as the Administrator may specify, upon the condition or understanding that the Subsidiary will transfer such Class B Units to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Administrator pursuant to the provisions of the Plan.

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The foregoing is hereby acknowledged as being the Driven Investor LLC Incentive Equity Plan as adopted by the Board on May __, 2015.

Driven Investor LLC

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson
Title: Vice President, General
Counsel and Secretary